EWRX Internet Systems Inc.

News Releases

For Immediate Release OTC-BB: EWRX

February 1, 2000 Tuesday

EWRX INTERNET SYSTEMS INC. APPROVED FOR QUOTATION ON THE OTC-BULLETIN BOARD.

Denver, Co. Feb. 1/2000 EWRX Internet Systems Inc. (OTC-BB: EWRX) is pleased to announce the National Association of Securities Dealers (NASD) has approved the company for trading on the OTC-BB under the company's trade symbol EWRX effective Jan. 28, 2000. This action follows clearance of the Form 10S-B registration statement by the Securities and Exchange Commission.

"The approval of this filing is a major milestone for both the company and its shareholders," says Ron Davis, President and CEO. "The stage is now set to expand, reach out and introduce EWRX to new investors and the expanding Automotive Industry in North America, Japan, Australia and select European markets."

ABOUT EWRX: EWRX is an Internet Development Company with holdings focused on destination community websites and website development within the $20 Billion Specialty Automotive Aftermarket. As owner of the largest Classic Car and Classic Truck communities on the Internet, EWRX is already a major internet presence within the Specialty Automotive Aftermarket and is perfectly positioned to expand its role through its growing network of companies.

Through its subsidiary, North Fork Webwrx Inc., the leading website developer in the Specialty Automotive Aftermarket, EWRX is also able to provide high-end website design, Internet database software and services, custom e-commerce solutions and Internet Marketing consulting.

FOR MORE INFORMATION:
Visit our website @ www.ewrx.com

EWRX Internet Systems Inc., Vancouver, B.C.
(604) 669-6079
(604) 669 6042 FAX

or contact

Ronald C. Davis, President and Chief Executive Officer
Ron@ewrx.com

Grant Farkes, Manager, Investor Relations grant@ewrx.com

The statements contained in this release, that are not historical facts are forward-looking statements under the federal securities law. These forward-looking statements are no guarantee of future performance, and involve certain risks, uncertainties and presumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or implied by such forward-looking statements. EWRX.com takes no obligation to update publicly any forward-looking statements, whether as the result of new information, future events or otherwise. Among the important factors that could cause EWRX.com's actual results to differ materially from those expressed in, or implied by the forward-looking statements, are changes in general economic conditions and increased or unexpected competition.